Editorial Contact:	Investor Relations Contact:

Gwen Carlson Conexant Systems, Inc. (949) 483-7363	Scott Allen Conexant Systems, Inc. (949) 483-2698

CONEXANT RETIRES $106.7 MILLION OF
CONVERTIBLE SUBORDINATED NOTES

NEWPORT BEACH, CALIF., May 3, 2010 – Conexant Systems, Inc. (NASDAQ: CNXT) today announced that it retired $106.7 million in aggregate principal amount of its outstanding 4% convertible subordinated notes due in 2026 at a purchase price equal to 101.9 percent of par value, plus accrued and unpaid interest up to but not including the date of payment. The company used cash on hand to fund the redemption, which was completed on May 3, 2010. Last quarter, the company retired $105 million of the notes, which were “puttable” in March 2011. Approximately $20 million of the convertible notes remain outstanding.

The company expects interest expense to decrease by approximately $800,000 in the current quarter as a result of the early debt retirement, and by $1.2 million in subsequent quarters.

About Conexant

Conexant’s comprehensive portfolio of innovative semiconductor solutions includes products for imaging, audio, embedded modem, and video surveillance applications. Conexant is a fabless semiconductor company headquartered in Newport Beach, California.

Safe Harbor

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Conexant or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions, or goals are also forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to: our narrower, less diversified and more focused portfolio of products as a result of our recent restructuring activities; the risks of doing business internationally; the highly cyclical nature of the semiconductor industry, which is subject to significant downturns that may negatively impact our business, financial condition, cash flow, and results of operations; the intense competition we face in the markets we operate in; the cyclical nature of the markets addressed by our products and our customers’ products; volatility in the technology sector and the semiconductor industry; the financial risks of default by tenants and subtenants in the space we own or lease; our history of substantial GAAP losses; our ability to use our substantial net operating losses to offset future taxable income; our successful development of competitive new products; future impairment of our goodwill and intangible assets; the loss of a key customer or a significant reduction in purchases by any key customers; the timing of our new product introductions and our product quality; demand for and market acceptance of our new and existing products; our ability to anticipate trends and develop products for which there will be market demand; product obsolescence; changes in our product mix; pricing pressures and other competitive factors; our ability to timely develop and implement new technologies and to obtain protection for the related intellectual property; the ability of our customers to manage inventory; the availability of manufacturing capacity; the uncertainties of litigation, including claims of infringement of third-party intellectual property rights or demands that we license third-party technology, and the demands it may place on the time and attention of our management and the expense it may place on our company; general economic and political conditions and conditions in the markets we address; as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings. The forward-looking statements are made only as of the date hereof.  We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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Conexant is a registered trademark of Conexant Systems, Inc.